EXHIBIT 99.1
FOR IMMEDIATE RELEASE

For Further Information, Contact:

Chris A. Karkenny or	Michael E. Polgardy
Chief Financial Officer	Treasurer
949.639.4990	949.639.4357
26220 Enterprise Court
Lake Forest, California 92630
Tel 949.639.2000
APRIA HEALTHCARE GROUP INC. ANNOUNCES CONTINUED
EVALUATION OF ITS ACCOUNTS RECEIVABLE RESERVES
LAKE FOREST, CA...August 18, 2008...Apria Healthcare Group Inc. (NYSE: AHG) today announced that it continues to evaluate its accounts receivable reserves and requires additional time in order to analyze how any potential correction should be treated and how the current and prior periods may be impacted. Once this matter has been resolved Apria will file its Quarterly Report on Form 10-Q for the period ended June 30, 2008 and will announce the date and time of its quarterly earnings conference call to discuss the second quarter 2008 results. The lenders under Apria’s existing credit agreements have consented to the delayed delivery of Apria’s financials under the terms of those agreements.
* * *
Apria provides home respiratory therapy, home infusion therapy and home medical equipment through approximately 550 locations serving patients in all 50 states. With over $1.6 billion in annual net revenues ($2.1 billion if the Company’s December 3, 2007 acquisition of Coram, Inc. were included for the full year), it is the nation’s leading home healthcare company.
This release may contain statements regarding anticipated future developments that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Results may differ materially as a result of the risk factors included in the Company’s filings with the Securities and Exchange Commission and other factors over which the Company has no control.
* * *